REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of Engineered Support Systems, Inc.:

Our audits of the consolidated financial statements referred to in our report dated December 10, 2002 appearing in this Annual Report on Form 10-K also included an audit of the financial statement schedule listed in Item 15(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


/s/ PricewaterhouseCoopers LLP
-----------------------------------
PricewaterhouseCoopers LLP
St. Louis, MO
December 10, 2002

EXHIBIT 99.3


ENGINEERED SUPPORT SYSTEMS, INC.
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

(in thousands)

                                                           Additions
                                                    -----------------------
                                      Balance at    Charged to   Charged to                   Balance
                                       beginning     costs and        other                 at end of
Description                            of period      expenses     accounts    Deductions      period
-----------------------------------------------------------------------------------------------------
Year ended October 31, 2002
   Allowance for doubtful accounts          $147        $  152         $  5          $ 23        $281
   Inventory reserves                                    1,125            5           311         819

Year ended October 31, 2001
   Allowance for doubtful accounts          $113        $   63                       $ 29        $147
   Inventory reserves

Year ended October 31, 2000
   Allowance for doubtful accounts          $194        $   89                       $170        $113
   Inventory reserves                        320          (320)

SUPPLEMENTAL INFORMATION
------------------------------------------------------------------------
THE TABLE BELOW PRESENTS UNAUDITED QUARTERLY FINANCIAL INFORMATION IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS, FOR THE YEARS ENDED OCTOBER 31, 2002 AND 2001:

QUARTER ENDED                         JANUARY 31               APRIL 30                 JULY 31                 OCTOBER 31
-----------------------------------------------------------------------------------------------------------------------------
                                   2002        2001        2002        2001         2002        2001         2002        2001
-----------------------------------------------------------------------------------------------------------------------------
RESULTS OF CONTINUING
OPERATIONS
Net revenues                    $91,286     $86,130     $91,780     $94,550     $106,599     $91,332     $118,280     $93,186
Gross profit                     19,912      17,377      21,762      18,684       25,791      18,823       27,713      20,730
Net income                        5,902       3,805       6,564       4,360        6,933       4,649        8,267       5,455
Basic earnings per share        $  0.38     $  0.28     $  0.42     $  0.32     $   0.44     $  0.33     $   0.52     $  0.37
Diluted earnings per share      $  0.37     $  0.26     $  0.41     $  0.29     $   0.43     $  0.29     $   0.50     $  0.34
-----------------------------------------------------------------------------------------------------------------------------

         AMOUNTS FOR THE QUARTERS ENDED JANUARY 31, 2002 AND 2001 DIFFER FROM THOSE PREVIOUSLY REPORTED IN FORM 10-Q DUE SOLELY TO THE IMPACT OF THE DISCONTINUED OPERATIONS OF ESP. AMOUNTS PREVIOUSLY REPORTED FOR THE QUARTERS ENDED JANUARY 31, 2002 AND 2001, RESPECTIVELY, INCLUDED NET REVENUES OF $94,116 AND $91,101, GROSS PROFIT OF $19,846 AND $17,970,
NET INCOME OF $5,524 AND $3,841, BASIC EARNINGS PER SHARE OF $0.36 AND $0.28, AND DILUTED EARNINGS PER SHARE OF $0.35 AND $0.27.
         EARNINGS PER SHARE CALCULATIONS ARE BASED ON THE AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING FOR EACH QUARTER AND, THEREFORE, THE SUM OF THE QUARTERS MAY NOT NECESSARILY BE EQUAL TO THE FULL YEAR BASIC AND DILUTED EARNINGS PER SHARE AMOUNTS.

DIVIDENDS
THE COMPANY CURRENTLY PAYS A SEMI-ANNUAL DIVIDEND. THE MOST RECENTLY DECLARED DIVIDEND WAS IN THE AMOUNT OF $.018 PER SHARE PAYABLE JANUARY 31, 2003 TO SHAREHOLDERS OF RECORD ON DECEMBER 31, 2002.

MARKET DATA
THE COMPANY'S COMMON STOCK TRADES ON THE NASDAQ STOCK MARKET UNDER THE SYMBOL EASI. AS OF DECEMBER 31, 2002, THE APPROXIMATE NUMBER OF COMMON SHAREHOLDERS WAS 9,300. THE FOLLOWING TABLE SETS FORTH THE HIGH AND LOW STOCK PRICES FOR EACH QUARTER AS PROVIDED BY THE NASDAQ STOCK MARKET.

                            2002                  2001
-----------------------------------------------------------
                       HIGH        LOW       HIGH       LOW
-----------------------------------------------------------
QUARTER ENDED:
January 31           $35.67     $19.39     $15.97    $ 9.80
April 30              34.16      23.03      21.13     10.92
July 31               35.96      27.77      28.52     17.47
October 31            41.23      30.00      38.67     18.67

TRANSFER AGENT AND REGISTRAR
MELLON INVESTOR SERVICES, LLC
85 CHALLENGER ROAD
RIDGEFIELD PARK, NJ 07660

INDEPENDENT ACCOUNTANTS
PRICEWATERHOUSECOOPERS LLP
800 MARKET STREET
ST. LOUIS, MO 63101

SECRETARY AND GENERAL COUNSEL
DAVID DOUGLASS MATTERN
201 EVANS LANE
ST. LOUIS, MO 63121

ANNUAL MEETING
MARCH 4, 2003
ENGINEERED SUPPORT SYSTEMS, INC.
201 EVANS LANE
ST. LOUIS, MO 63121

INVESTOR INFORMATION
YOU MAY CONTACT THE COMPANY AT:
INVESTOR RELATIONS
ENGINEERED SUPPORT SYSTEMS, INC.
201 EVANS LANE
ST. LOUIS, MO 63121

YOU MAY VIEW ONLINE AND REQUEST ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT AND FORM 10-K ON THE COMPANY'S WEB SITE AT WWW.ENGINEEREDSUPPORT.COM.